SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): December 7,2001



                            HERSHA HOSPITALITY TRUST
             (Exact name of registrant as specified in its charter)


           Maryland                     005-55249               251811499
   (State or other jurisdiction    (Commission File No.)     I.R.S. Employer
       of incorporation)                                   (Identification No.)


                            148 Sheraton Drive, Box A
                       New Cumberland, Pennsylvania 17070
                    (Address of principal executive offices)


                                 (717) 770-2405
              (Registrant's telephone number, including area code)


                                      N/A
          (former name or former address, if changed since last report)

ITEM 2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

          On December 4, 2001, Hersha Hospitality Trust (the "Company"), through its interest in Hersha Hospitality Limited Partnership (the "Partnership"), completed its acquisition of all the assets of Metro Two Hotel, LLC, a New York limited liability company (the "Seller"). The Seller does not own any assets other than a 79-room Holiday Inn Express hotel located in Long Island City, New York. The purchase will be effective as of November 1, 2001.

          The Partnership purchased all of the assets of the Seller for approximately $8.5 million. The purchase price of this hotel will be adjusted on December 31, 2002 by applying a pricing methodology to such hotel's cash flows in a manner similar to that of the other hotels purchased by the Partnership. The initial purchase price for this hotel was based upon management's projections of the hotel's performance for one year following its purchase. The percentage lease for this hotel provides for fixed initial rent for the adjustment period that provides the Company with a 12% annual yield on the initial purchase price, net of certain expenses. At the end of the adjustment period, December 31, 2002, the Company will calculate a value for the hotel, based on the actual net income during the previous twelve months, net of certain expenses, such that it would have yielded a 12% return. The Company then will apply the percentage rent formula to the hotel's historical revenues for the previous twelve months on a pro forma basis. If the pro forma percentage rent formula would not have yielded a pro forma annual return to the Company of 11.5% to 12.5% based on this calculated value, this value is adjusted either upward or downward to produce a pro forma return of either 11.5% or 12.5%, as applicable. If this final purchase price is higher than the initial purchase price, then the Seller will receive consideration in an amount equal to the increase in price. If the final purchase price is lower than the initial purchase price, then the Seller will return to the Company consideration in an amount equal to the difference. Any purchase price adjustment must be approved by a majority of the Company's independent trustees and will be made either in operating partnership units or cash as determined by the Company's Board of Trustees, including the independent trustees.

          The Partnership acquired all the assets in the Seller and consequently the Holiday Inn Express through the assumption of approximately $6.5 million of mortgage indebtedness, payment of cash of approximately $1.5 million and issuance of limited partnership units valued at approximately $0.5 million. The Company utilized a portion of the cash proceeds from the sales of the Holiday Inn, Milesburg, PA, Comfort Inn, Riverfront, Harrisburg, PA and the Comfort Inn, McHenry, MD to purchase this hotel.

          The Seller is owned by Hasu P. Shah, the Company's Chairman and Chief Executive Officer, K. D. Patel, one of the Company's Trustees, Rajendra O. Gandhi, the Company's Treasurer, Kiran P. Patel, the Company's Secretary, and certain officers and other affiliates of Hersha Hospitality Management, L.P. ("HHMLP"), the lessee of several of the Partnership's other hotel properties that also will lease this hotel from the Company. HHMLP is owned by the same individuals and affiliated entities of these individuals that own the Seller. HHMLP has entered into a percentage lease with respect to this hotel that went into effect as of November 1, 2001. This percentage lease provides for payment of rent based in part on the room revenues from the hotel.


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               The  following  table sets forth (i) the Initial Fixed Rent, (ii)
Annual Base Rent and (iii) the annual Percentage Rent formula currently anticipated for this hotel:

Acquired                         Initial         Base
Hotel                         Fixed Rent         Rent  Percentage  Rent  Formula
-----                        -----------     --------  -------------------------

Holiday Inn Express,          $1,179,389     $552,468  43.96% of room revenue
                                                       up to $2,117,542 plus
Long  Island  City,                                    65% of room  revenues
New York                                               in excess of  $2,117,542
                                                       but less than $2,491,226
                                                       plus 29.0% of room
                                                       revenue in excess of
                                                       $2,491,226, plus 8.0%
                                                       of all non-room
                                                       revenue.

          On December 4, 2001, the Company completed the sale of the Comfort Inn in McHenry, MD to Hasu P. Shah, K. D. Patel, Rajendra O. Gandhi, Kiran P. Patel and their affiliates for approximately $1.8 million, including the assumption of approximately $1.2 million in indebtedness. This sale was effective as of November 1, 2001. The Company originally purchased this hotel from these individuals and their affiliates on January 1, 2000 for approximately $1.8 million, including the assumption of approximately $1.2 million in indebtedness. These individuals and their affiliates sold the hotel as of November 10, 2001 for approximately $2.0 million, including the assumption of $1.2 million and receipt of a seller note in the amount of approximately $500,000. The Company did not sell directly to this third party because the third party was having difficulty obtaining the financing and the Company did not want to expose itself to the risks associated with carrying an unsecured or secondary mortgage.

          On December 4, 2001, the Company completed the sale of the Comfort Inn in Riverfront, PA to Hasu P. Shah, K. D. Patel, Rajendra O. Gandhi, Kiran P. Patel and their affiliates for approximately $3.5 million less selling costs, including the assumption of approximately $2.5 million in indebtedness. This sale was effective as of November 1, 2001. The Company originally purchased this hotel from these individuals and their affiliates on January 26, 1999 for approximately $3.0 million, including the assumption of approximately $2.1 million in indebtedness. On December 31, 1999, this hotel was re-priced at approximately $3.4 million. These affiliated buyers currently are looking for a third party buyer. In light of current economic conditions, the Company believes that any sale will involve seller financing and the Company did not want to expose itself to the risks associated with carrying an unsecured or secondary mortgage.

          On April 1, 2001, the Company completed the sale of the Best Western in Indiana, PA to Hasu P. Shah, K. D. Patel, Rajendra O. Gandhi, Kiran P. Patel and their affiliates for approximately $2.2 million, including the assumption of approximately $1.4 million in indebtedness. The Company originally purchased this hotel from these individuals and their affiliates on January 1, 2000 for approximately $2.2 million, including the assumption of approximately $1.4 million in indebtedness. These individuals and their affiliates sold the hotel on May 1, 2001 for approximately $2.2 million, including the assumption of $1.4 million and receipt of a seller note in the amount of approximately $400,000. The Company did not sell directly to this third party because the third party was having difficulty obtaining the financing and the Company did not want to expose itself to the risks associated with carrying an unsecured or secondary mortgage.


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
          On December 4, 2001, the Company completed the sale of the Holiday Inn, Milesburg, PA to a third party owner operator for approximately $4.7 million less broker fees and transfer costs that are estimated at $0.7 million. The sale included the assumption of approximately $3.5 million in indebtedness. This sale was effective as of November 1, 2001.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements. No financial statements are required to be filed in connection with this acquisition pursuant to Rule 3-05 of Regulation S-X.

(b) Pro Forma Financial Statements. No pro forma financial statements are required to be filed in connection with this acquisition pursuant to Rule 11-01 of Regulation S-X.


(c) Exhibits. The following exhibits are required by Item 601 of Regulation S-K and are listed below:

     EXHIBIT NO.          DESCRIPTION OF EXHIBIT
     -----------          ----------------------

     10.1     Purchase Agreement, dated December 4, 2001, between Metro Two
     ====     Hotel,LLC,  as  Seller, and HHLP Hunters Point, LLC, as Purchaser

     10.2     Form of Percentage Lease
     ====

     10.3     Purchase Agreement, dated December 4, 2001, between Hersha
     ==== Hospitality Limited Partnership, as Seller, and Riverfront Hotel Associates, as Purchaser

     10.4 Contribution Agreement, dated December 4, 2001, between Hersha ==== Hospitality Limited Partnership and Hersha Hospitality, LLC, as
              Contributors, and Shree Associates, JSK II Associates, Shreeji Associates, Kunj Associates, Shanti III Associates, Devi
              Associates, Neil H. Shah, David L. Desfor and Shreenathji Enterprises, Ltd., as Acquirors

     10.5 Contribution Agreement, dated December 4, 2001, between Hersha ==== Hospitality Limited Partnership and Hersha Hospitality, LLC, as
              Contributors, and Shree Associates, JSK II Associates, Shreeji Associates, Kunj Associates, Shanti III Associates, Devi
              Associates, Neil H. Shah, David L. Desfor and Shreenathji Enterprises, Ltd., as Acquirors


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HERSHA HOSPITALITY TRUST


Date:  December 7, 2001                  By:  /s/ Hasu P. Shah
                                              ----------------
                                         Hasu P. Shah
                                         Chief Executive Officer



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